EXHIBIT 99.1


[GRAPHIC OMITTED]
ECHO
Electronic Clearing House, Inc.


FOR IMMEDIATE RELEASE
---------------------

                   ELECTRONIC CLEARING HOUSE (ECHO) ANNOUNCES
                FOURTH QUARTER AND FULL-YEAR FISCAL 2005 RESULTS

            COMPANY POSTS 21ST CONSECUTIVE QUARTER OF REVENUE GROWTH

CAMARILLO, CALIF., DECEMBER 7, 2005 - Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment and transaction processing services, today reported financial and operating results for the three months and full-year ended September 30, 2005.

FOURTH QUARTER HIGHLIGHTS:

-    Total revenue increased 21.5% to $15.2 million.
- Bankcard and transaction processing revenue advanced 23.3% to $11.5 million.
-    Check-related revenue grew 16.3% to $3.7 million.
- Gross margin from processing and transaction revenue was 33.5% for the current quarter, versus 36.8% for the same period last year.
-    ACH transactions processed increased 12.3% to 7.8 million transactions.
- Diluted EPS was $0.06 compared to diluted EPS of $0.06 in fourth quarter of fiscal 2004.

"We are very pleased with our ability to consistently post meaningful revenue gains, as solid year-over-year performance in both of our business segments contributed to ECHO's strongest quarterly growth this fiscal year," said Joel M. Barry, Chairman and Chief Executive Officer of Electronic Clearing House, Inc. "Our bankcard and transaction services business grew 23.3% year-over-year and 8.4% over the prior quarter, while our check services business grew 16.3% year-over-year and remained consistent with the prior quarter. As we move into fiscal 2006, we'll be focused on solidifying our position as one of the only full-service point-of-sale management providers while identifying and addressing several under served markets that would benefit greatly from our suite of payment processing solutions.

"Although legal and regulatory compliance costs declined slightly from the prior quarter, they continued to affect our bottom line. As we work to reduce operating costs through a variety of IT initiatives aimed at improving our overall efficiency, we'll be well positioned to leverage our top line growth into sustainable and long-term profitability."

FOURTH QUARTER FINANCIAL HIGHLIGHTS
-----------------------------------

Total revenue for the fourth quarter of fiscal 2005 was $15.2 million, an increase of 21.5% versus $12.5 million in the prior year quarter. The increase was primarily attributed to growth in the Company's bankcard processing revenue and check services revenue as compared to the same period last year.

Revenue from bankcard processing and transactions grew 23.3% from $9.3 million in the fourth quarter of fiscal 2004 to $11.5 million in the fourth quarter of fiscal 2005, as the result of growth within the Company's current customer base as well as from new merchants acquired through enhanced marketing programs. Bankcard processing and transaction revenues accounted for 75.5% of total Company revenues in the fourth quarter of fiscal 2005.

Check-related revenues increased 16.3% to $3.7 million for the three months ended September 30, 2005, compared with $3.2 million in the prior-year quarter, as the result of an increase in Automated Clearing House (ACH) processing during the quarter. Fourth quarter fiscal 2005 ACH processing grew 12.3% to 7.8 million transactions in the quarter ended September 30, 2005, compared to 7.0 million transactions in the prior-year quarter. Check-related revenues accounted for 24.5% of the total revenues in the fourth quarter of fiscal 2005.

Gross margin from processing and transaction services declined to 33.5% in the fourth quarter of fiscal 2005 compared to 36.8% in the same quarter last year. The decrease was primarily related to higher commission expense, higher depreciation and amortization expense, and lower margins from one high volume merchant who started processing during the fourth quarter of 2005.

Other operating costs increased 10.8%, from $1.3 million, or approximately 10% of total revenues, in the fourth quarter of fiscal 2004 to $1.4 million, or approximately 9% of total revenues, in the same quarter of fiscal 2005. The increase in other expenses on an absolute dollar basis was the result of an increase in personnel costs to support the Company's business growth.

Research and development expenses decreased slightly to $338,000 for the quarter ended September 30, 2005 compared to $375,000 for same period last year. It is anticipated that this level of investment will continue throughout fiscal 2006.

Selling, general and administrative (SG&A) expenses increased 16.7% from $2.3 million, or approximately 18% of total revenues, in the fourth quarter of fiscal 2004 to $2.7 million, or approximately 18% of total revenues, for the fourth quarter of fiscal 2005. The increase in SG&A expenses on an absolute dollar basis was primarily attributable to $426,000 in legal expense in the fourth quarter of fiscal 2005 related to a patent litigation claim. It is expected that litigation expenses will remain consistent throughout the first half of fiscal 2006. The Company's patent litigation lawsuit is scheduled to go to trial in April 2006.

Operating income for the quarter ended September 30, 2005 was $651,000 compared to $656,000 in the same period last year. The Company reported net income of $404,000, or $0.06 per share on a fully diluted basis, in the fourth quarter of fiscal 2005, compared to $403,000, or $0.06 per share on a fully diluted basis, in the fourth quarter of fiscal 2004 and $433,000, or $0.06 per fully diluted share, in the third quarter of fiscal 2005. Operating income was negatively affected by the $426,000 of legal expenses referred to above.

ECHO's balance sheet remains strong, with $6.7 million in unrestricted cash and cash equivalents, $8.0 million in working capital, $705,000 in long-term debt and capital leases, and $17.8 million in stockholders' equity at September 30, 2005.

FISCAL 2005 FULL-YEAR FINANCIAL HIGHLIGHTS
------------------------------------------

ECHO reported revenue of $55.6 million for fiscal 2005, an approximate 15% increase from revenue of $48.3 in fiscal 2004. Fiscal 2005 net income was $1.0 million, or $0.15 per share on a fully diluted basis, compared to $2.8 million, or $0.41 per share on a fully diluted basis, in fiscal 2004. Increased legal expenses related to the Company's outstanding patent litigation negatively affected fiscal 2005 net income. Excluding litigation expense totaling $1.3 million for the full fiscal year, net income in fiscal 2005 would have been $1.8 million, or $0.26 per share on a fully diluted basis.

FULL-YEAR OPERATING HIGHLIGHTS INCLUDE:

- An 11.4% increase in bankcard and transaction processing revenue to $41.1 million. Bankcard and transaction processing revenue accounted for approximately 74% of total Company revenues in fiscal 2005.
- A 26.6% increase in check-related revenue. Check related revenue accounted for approximately 26% of total Company revenues in fiscal 2005.
- A 24.6% increase in ACH transactions processed to 32.1 million transactions.

BUSINESS OUTLOOK
----------------

With the addition of Charles Harris as President and Chief Operating Officer, the Company has significantly strengthened its executive management team and will benefit from his extensive experience in the payment processing industry. ECHO recently reorganized its principal operating units to report to Mr. Harris, allowing him to restructure the Company's sale force and coordinate several operating and IT initiatives, thus permitting the Company's Chairman and Chief Executive Officer, Joel M. Barry, to focus on high level customer contacts, external strategic initiatives and enhanced investor relations efforts. Altogether, these initiatives will allow the Company to more effectively implement its strategic plan for double-digit revenue growth for both its bankcard and check processing segments in fiscal 2006 and beyond.

The Company anticipates holding a conference call in January 2006 to introduce Mr. Harris to the investment community and to provide an overview of its business outlook for 2006.

CONFERENCE CALL
---------------

The Company will host a conference call at 1:30 p.m. PST (4:30 p.m. EST) today to discuss fourth quarter fiscal year 2005 results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 240-5318. International callers should dial (303) 262-2190. There is no pass code required for this call. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of ECHO's website at www.echo-inc.com.

ABOUT ELECTRONIC CLEARING HOUSE, INC. (ECHO)
ECHO (www.echo-inc.com) provides a complete solution for the payment processing
      ----------------
needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment and check collection.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements included in this press release include statements relating to the growth in ECHO's check services program and bankcard and transaction processing services and double digit revenue growth. Potential risks and uncertainties that may cause actual results to differ materially include, but are not limited to, such factors as unanticipated events causing litigation expenses to exceed estimates, additional time and resources required to comply with compliance efforts, fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, the affect of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.


                          -   FINANCIAL TABLES FOLLOW   -

                                 ELECTRONIC CLEARING HOUSE, INC.
                                   CONSOLIDATED BALANCE SHEETS
                                   ---------------------------

                                                                            September 30,
                                                                    -----------------------------
                                                                         2005            2004
                                                                    ---------------  ------------
                                   ASSETS
                                   ------

Current assets:
  Cash and cash equivalents                                         $    6,732,000   $ 7,576,000
  Restricted cash                                                        1,448,000     1,024,000
  Settlement deposits                                                   17,094,000    18,282,000
  Settlement receivables less allowance of $25,000 and $22,000             981,000       451,000
  Accounts receivable less allowance of $92,000 and $111,000             2,421,000     1,943,000
  Prepaid expenses and other assets                                        385,000       368,000
  Deferred tax asset                                                       249,000       279,000
                                                                    ---------------  ------------

Total current assets                                                    29,310,000    29,923,000

Noncurrent assets:
  Property and equipment, net                                            2,337,000     2,293,000
  Software, net                                                          8,876,000     6,844,000
  Other assets, net                                                        294,000       368,000
                                                                    ---------------  ------------

      Total assets                                                  $   40,817,000   $39,428,000
                                                                    ===============  ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                   ------------------------------------

Current liabilities:
  Short-term borrowings and current portion of long-term debt       $      426,000   $   878,000
  Accounts payable                                                         305,000       305,000
  Settlement payable                                                    18,075,000    18,733,000
  Accrued expenses                                                       2,467,000     2,003,000
                                                                    ---------------  ------------

Total current liabilities                                               21,273,000    21,919,000

Noncurrent liabilities:
  Long-term debt                                                           705,000       704,000
  Deferred tax liability                                                 1,067,000       565,000
                                                                    ---------------  ------------

      Total liabilities                                                 23,045,000    23,188,000
                                                                    ---------------  ------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 36,000,000 shares authorized;
    6,620,531 and 6,451,331 shares issued; 6,582,262 and 6,413,062
    shares outstanding                                                      66,000        64,000
Additional paid-in capital                                              25,574,000    24,658,000
Accumulated deficit                                                     (6,983,000)   (8,016,000)
Less treasury stock at cost, 38,269 and 38,269 common shares              (466,000)     (466,000)
Less unearned stock compensation                                          (419,000)          -0-
                                                                    ---------------  ------------

      Total stockholders' equity                                        17,772,000    16,240,000
                                                                    ---------------  ------------

      Total liabilities and stockholders' equity                    $   40,817,000   $39,428,000
                                                                    ===============  ============

                                     ELECTRONIC CLEARING HOUSE, INC.
                                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                  -------------------------------------


                                                         Three Months               Twelve Months
                                                      Ended September 30          Ended September 30,
                                                  --------------------------  --------------------------
                                                      2005          2004          2005          2004
                                                  ------------  ------------  ------------  ------------
REVENUES:                                         $15,189,000   $12,498,000   $55,551,000   $48,320,000

COSTS AND EXPENSES:
    Processing and transaction expense             10,084,000     7,876,000    35,867,000    30,370,000
    Other operating costs                           1,417,000     1,279,000     5,653,000     5,182,000
    Research and development expense                  338,000       375,000     1,609,000     1,465,000
    Selling, general and administrative expenses    2,699,000     2,312,000    10,743,000     7,846,000
                                                  ------------  ------------  ------------  ------------

                                                   14,538,000    11,842,000    53,872,000    44,863,000
                                                  ------------  ------------  ------------  ------------

Income from operations                                651,000       656,000     1,679,000     3,457,000

Interest income                                        41,000        22,000       136,000        71,000
Interest expense                                      (26,000)      (29,000)     (113,000)     (175,000)
Gain on sale of building                                  -0-           -0-           -0-     1,319,000
                                                  ------------  ------------  ------------  ------------

Income before provision for income tax                666,000       649,000     1,702,000     4,672,000

Provision for income taxes                           (262,000)     (246,000)     (669,000)   (1,823,000)
                                                  ------------  ------------  ------------  ------------

Net income                                        $   404,000   $   403,000   $ 1,033,000   $ 2,849,000
                                                  ============  ============  ============  ============


Basic net earnings per share                      $      0.06   $      0.06   $      0.16   $      0.45
                                                  ============  ============  ============  ============

Diluted net earnings per share                    $      0.06   $      0.06   $      0.15   $      0.41
                                                  ============  ============  ============  ============

Weighted average shares outstanding
  Basic                                             6,531,098     6,376,570     6,485,125     6,311,643
                                                  ============  ============  ============  ============
  Diluted                                           6,958,048     6,875,983     6,939,381     6,900,251
                                                  ============  ============  ============  ============

                           ELECTRONIC CLEARING HOUSE, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                        -------------------------------------

                                                           Year ended September 30,
                                                          ---------------------------
                                                              2005          2004
                                                          ------------  -------------
Cash flows from operating activities:

  Net income                                              $ 1,033,000   $  2,849,000
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Gain on sale of building                                        -0-     (1,319,000)
  Depreciation                                                776,000        634,000
  Amortization of software                                  1,865,000      1,350,000
  Provisions for losses on accounts and notes receivable       43,000         92,000
  Provision for obsolete inventory                             10,000         46,000
  Deferred income taxes                                       532,000      1,628,000
  Stock option compensation                                    14,000         33,000
  Tax benefit from exercise of stock option                    91,000         75,000
Changes in assets and liabilities:
  Restricted cash                                            (424,000)       (47,000)
  Settlement deposits                                       1,188,000    (15,549,000)
  Accounts receivable                                        (518,000)       (95,000)
  Settlement receivables                                     (533,000)       244,000
  Accounts payable                                                -0-       (474,000)
  Settlement payables                                        (658,000)    15,304,000
  Accrued expenses                                            464,000        661,000
  Prepaid expenses                                              5,000       (107,000)
                                                          ------------  -------------
  Net cash provided by operating activities                 3,888,000      5,325,000
                                                          ------------  -------------

Cash flows from investing activities:

  Other assets                                                  4,000        141,000
  Purchase of equipment                                      (781,000)      (744,000)
  Purchased and capitalized software                       (3,859,000)    (3,534,000)
  Proceeds from sale of building                                  -0-      2,233,000
                                                          ------------  -------------
  Net cash used in investing activities                    (4,636,000)    (1,904,000)
                                                          ------------  -------------

Cash flows from financing activities:

  Proceeds from issuance of notes payable                     400,000        811,000
  Repayment of notes payable                                 (438,000)    (1,916,000)
  Repayment of capitalized leases                            (452,000)      (562,000)
  Proceeds from private placement                                 -0-      2,693,000
  Proceeds from exercise of stock options                     394,000        221,000
                                                          ------------  -------------

  Net cash (used in) provided by financing activities         (96,000)     1,247,000
                                                          ------------  -------------

Net (decrease) increase in cash                              (844,000)     4,668,000
Cash and cash equivalents at beginning of period            7,576,000      2,908,000
                                                          ------------  -------------

Cash and cash equivalents at end of period                $ 6,732,000   $  7,576,000
                                                          ============  =============

Contact:
Electronic Clearing House                  Financial Relations Board
Donna Rehman, Corporate Secretary          Amy Cozamanis
(800) 262-3246, ext. 8533                  (310) 854-8314
E-MAIL: corp@echo-inc.com                  E-MAIL:acozamanis@financialrelationsboard.com
        -----------------
www.echo-inc.com
----------------



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